Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statements of Additional Information, each dated August 1, 2022, and each included in this Post-Effective Amendment No. 96 to the Registration Statement (Form N-1A, File No. 002-81549) of Deutsche DWS State Tax-Free Income Series (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated May 23, 2022, with respect to the financial statements and financial highlights of DWS Massachusetts Tax-Free Fund (one of the funds constituting Deutsche DWS State Tax-Free Income Series) included in the Annual Report to Shareholders (Form N-CSR) for the year ended March 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

July 26, 2022